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                                                                  EXHIBIT (D)(1)

                      AVAYA INC. LONG TERM INCENTIVE PLAN
                            FOR MANAGEMENT EMPLOYEES
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                      ARTICLE 1 -- BACKGROUND AND PURPOSE

     The purpose of the Avaya Inc. Long Term Incentive Plan for Management Employees is to enhance shareholder value by reinforcing the Company's efforts to motivate Employees to contribute to the Company's growth and performance, and enabling the Company to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

                            ARTICLE 2 -- DEFINITIONS

     For the purposes of this Plan, the following words shall have the meanings ascribed to them below:

(A) AWARD

     Any Option, Dividend Equivalent, Other Stock Unit Award, Substitute Award or any other right, interest, or option relating to Shares or other securities of the Company granted pursuant to the provisions of the Plan.

(B) BOARD

     The Board of Directors of the Company.

(C) CHANGE IN CONTROL

     The happening of any of the following events:

          (i) An acquisition by any individual, entity or group (within the meaning of Section 13 (d)(3) or 14 (d)(2) of the Exchange Act) (an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security so being converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
     (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Article 2(c); or

          (ii) A change in the composition of the Board such that the individuals who, as of the effective date of this Plan, as set forth in
     Article 17 (the "Effective Date"), constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board; or

          (iii) The approval by the stockholders of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval

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     by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
     (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of the directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

          (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(D) CODE

     The Internal Revenue Code of 1986, as amended.

(E) COMMITTEE

     The Corporate Governance and Compensation Committee (or any successor committee) of the Board.

(F) COMPANY

     Avaya Inc., a Delaware corporation.

(G) COMPANY ACTION

     A Company or Subsidiary declared or initiated (i) termination from service under a force management program, (ii) sale of a unit or portion of a unit,
(iii) transfer of a Participant to a corporation, partnership, limited liability company or other business entity in which the Company has a direct or indirect equity interest and which does not constitute a Subsidiary or (iv) placement of the job function of a Participant with an outsourcing contractor unless the successor employer has assumed the Awards of Participants who are employed by the successor employer after an event described in (ii), (iii) or (iv).

(H) DELEGATE

     The person or committee authorized by the Committee or the Board to exercise specified authority under this Plan.

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(I) DIVIDEND EQUIVALENT

     Has the meaning assigned in Article 6(b).

(J) DISABILITY OR DISABLED

     Termination of employment under circumstances where the Participant qualifies for benefits under a long-term disability pay plan as provided in the Participant's Award.

(K) EMPLOYEE

     Any employee of the Company or any Subsidiary, excluding leased employees within the meaning of Section 414(n) of the Code.

(L) EXCHANGE ACT

     The Securities Exchange Act of 1934, as amended.

(M) EXPIRATION DATE

     The date specified in the Award after which rights under the Award expire.

(N) FAIR MARKET VALUE

     The average of the high and low sales prices of a Share as reported on the New York Stock Exchange on the Grant Date, or if no sales of Shares were reported on such date, the average of the high and low sales prices of a Share on the next preceding day on which sales were reported.

(O) GRANT DATE

     The Grant Date shall be the date an Award is granted as set forth in the Award.

(P) INCENTIVE OPTION

     An Option granted under Article 7 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(Q) OPTION

     An Award described in Article 7.

(R) OTHER STOCK UNIT AWARD

     An Award described in Article 8.

(S) PARTICIPANT

     An Employee who is selected by the Committee to receive an Award under the Plan.

(T) PERSON

     Any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or political subdivision.

(U) PLAN

     The Avaya Long Term Incentive Plan for Management Employees.

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(V) RETIREMENT

     Termination of the employment of a Participant with the Company or any Subsidiary under circumstances where the Participant qualifies for benefits under a retirement plan as provided in the Participant's Award.

(W) SHARE

     A share of the common stock of the Company, par value $.01 per share.

(X) STOCK AWARD COMMITTEE

     A committee of one or more directors appointed by the Committee pursuant to
Article 4.

(Y) SUBSIDIARY

     A "subsidiary corporation" of the Company as defined in Section 424(f) of the Code, an entity in which the Company directly or indirectly owns 50% or more of the voting interests or an entity in which the Company has a significant equity interest, as determined by the Committee.

(Z) SUBSTITUTE AWARD

     An Award granted in lieu of an Option pursuant to Article 14.

(AA) TERM

     The period beginning on October 1, 2000, and ending on October 1, 2007.

             ARTICLE 3 -- SHARES AVAILABLE FOR OPTION; ADJUSTMENTS

     (a) Subject to adjustment as provided in Article 3(b), the aggregate number of Shares which may be made subject to Awards granted under this Plan during each calendar year shall not exceed 5% of the Shares issued and outstanding on the last day of the immediately preceding calendar year; (or, during the period beginning October 1, 2000, and ending on December 31, 2000, 5% of the Shares issued and outstanding on October 1, 2000) provided that such number shall, except as may otherwise be determined by the Committee, be increased in any year by the number of Shares available for grant under the Plan in previous years but not covered by Awards granted under the Plan in such years; provided, further, that if any Shares are subject to an Award that is forfeited, settled in cash, expires, or is otherwise terminated without issuance of Shares, such Shares shall again be available for Awards under the Plan if no Participant shall have received any benefits of ownership in respect thereof; provided, further, that no more than two million (2,000,000) Shares shall be available for the grant of Incentive Options under the Plan during the Term. In addition, the number of Shares available for grants under the Plan in any calendar year shall not be reduced by Awards granted or Shares issued by the Company through the assumption of, or in substitution or exchange for awards or the right or obligation to make future grants of awards in connection with the acquisition of another corporation or business entity or in connection with the assumption of any Award granted by Lucent Technologies Inc. ("Lucent") to an Employee who becomes an Avaya Individual as defined in the Employee Benefits Agreement dated as of October 1, 2000 between the Company and Lucent. Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares, Shares purchased in the open market or otherwise, treasury Shares, or any combination of the foregoing, as the Board or the Committee may from time to time determine.

     (b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan, and to Awards as the Committee in its sole discretion deems equitable or appropriate, including: such adjustments in the aggregate number, class and kind of Shares or other consideration which may be delivered under the Plan, in the aggregate or to any one

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Participant; in the number, class, kind and option or exercise price of Shares subject to outstanding Awards granted under the Plan; and in the number, class and kind of Shares subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company); provided, however, that the number of Shares or other securities subject to any Award shall always be a whole number.

     (c) The Committee shall be authorized to make adjustments in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements, or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

                          ARTICLE 4 -- ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall be responsible to the Board for the operation of the Plan. The Committee may appoint one or more directors to serve as the Stock Award Committee to make grants of Awards, administer the Plan, discharge the duties of the Committee under Articles 5, 6, 7, 8, 9, and 14 with respect to Employees other than officers and directors of the Company, and adopt rules and regulations under the Plan and make interpretations of the Plan with respect to such Employees. If the Committee does not appoint a Stock Award Committee, the Plan shall be administered by the Committee. The Committee or the Stock Award Committee may appoint a Delegate, to administer and interpret the provisions of the Plan, promulgate rules and regulations under the Plan, discharge the duties of the Committee under Articles 9 and 14, designate employees to perform ministerial functions under this Plan and execute documents on behalf of the Company; provided, however, that any Delegate appointed pursuant to this Article 4 who is a Participant in the Plan shall not participate in making any decision that would benefit such Delegate, except to the extent such decision would only incidentally benefit the Delegate and would also generally benefit a larger class of Participants.

     The interpretations and construction of any provision of the Plan by the Committee, the Stock Award Committee, or the Delegate, as the case may be, as well as any factual determinations, shall be final, unless otherwise determined by the Board. No member of the Board, the Committee, the Stock Award Committee or any Delegate shall be liable for any action or determination made by him or her in good faith.

                            ARTICLE 5 -- ELIGIBILITY

     The Committee, in its sole discretion, may grant an Award to any Employee who is actively employed by the Company or a Subsidiary. The adoption of this Plan shall not be deemed to give any Employee any right to be granted an Award, except and to the extent and upon such terms and conditions as may be determined by the Committee.

                         ARTICLE 6 -- AWARDS -- GENERAL

     (a) Awards may be granted to Participants either alone or in addition to any other type of Award granted under the Plan. Awards may be granted for no consideration, for such minimum consideration as is required by applicable law or for such other consideration as the Committee may determine. Any Award granted under the Plan shall be evidenced by documentation in such form as the Committee may from time to time approve. The prospective recipient of any Award shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient has complied with the then applicable terms and conditions. The term of each Award shall be for such period of months or years from the Grant Date as may be determined by the Committee; provided that in no event shall the term

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of any Incentive Option exceed a period of ten (10) years from its Grant Date.
The Committee may impose such conditions on the exercise or vesting of any Award as it shall deem appropriate.

     (b) Subject to the provisions of this Plan and any Award, the recipient of an Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents (collectively, "Dividend Equivalents"), with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

                              ARTICLE 7 -- OPTIONS

     An Option is a right to purchase Shares subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

     (A) OPTION PRICE. The exercise price per Share under an Option shall be determined by the Committee in its sole discretion; provided that except in the case of an Option pursuant to a Substitute Award, such option price shall not be less than the Fair Market Value of a Share on the Grant Date of the Option.

     (B) EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Unless otherwise determined by the Committee at or subsequent to grant, no Incentive Option shall be exercisable prior to the first anniversary of the Grant Date of the Incentive Option.

     (C) METHOD OF EXERCISE. Subject to the other provisions of the Plan and any applicable Award, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award.

     (D) FORM OF OPTIONS. Each Option granted pursuant to the Plan shall be a nonqualified stock Option within the meaning of the Code unless specifically identified by the Committee as an Incentive Option at the time the Option is granted. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or of any parent or Subsidiary of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Option shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

     (E) FORM OF SETTLEMENT. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of restricted stock or other similar securities, or may reserve the right so to provide after the time of grant.

                      ARTICLE 8 -- OTHER STOCK UNIT AWARDS

     Other Awards of Shares ("Other Stock Unit Awards") may be paid in Shares, other securities of the Company, cash or any other form of property as the Committee shall determine upon the grant of the Other Stock Unit Award. Other Stock Unit Awards may be issued with such restrictions that the Committee may impose which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee shall determine. Shares purchased pursuant to Other Stock Unit Awards shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares as of the Grant Date of such Award.

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                     ARTICLE 9 -- TERMINATION OF EMPLOYMENT

     Except as shall otherwise be provided in an Award, the provisions of this
Article 9 shall govern rights of Participants to exercise Options following termination of employment. If a Participant terminates employment for any reason other than Retirement, Disability or death (i) any portion of the Participant's Options which are exercisable on the date employment terminates may be exercised until the earlier of ninety days following termination of employment or the original Expiration Date of the Option, and (ii) any portion of an Option that is not exercisable on the date employment terminates shall be forfeited and canceled, except that if the reason for the termination of employment is a Company Action, then the Option shall become immediately exercisable for the period specified in clause (i) with respect to the number of Shares determined by the following formula, and shall be forfeited and canceled with respect to the remaining Shares:

Shares         (LOGO) Original Shares         Number of Complete Months Prior to      (LOGO)
Exercisable =        Granted            X          Termination of Employment
                                           -----------------------------------------
                                           Number of Complete Months from Grant Date
                                               to Full Exercisability of Option

                                           Minus: Number of Shares Exercisable Prior
                                                              to
                                                   Termination of Employment

     Upon termination of employment by reason of Retirement or Disability, any portion of a Participant's Option that is then outstanding shall, to the extent not then exercisable, be immediately, forfeited and canceled in its entirety. To the extent that an Option is exercisable on the date of a Participant's Retirement or Disability, the Option will remain exercisable until the original Expiration Date of the Option. Notwithstanding the foregoing, if a Participant terminates employment pursuant to a Company Action under circumstances that also constitute Retirement for such Participant, then any portion of any Option of the Participant which becomes exercisable by reason of this Article 9 along with any portion of any Option of the Participant which is exercisable on the date of termination of employment shall be exercisable, until the original Expiration Date of the relevant Option. Upon the death of a Participant, the outstanding portion of such Participant's Option shall, to the extent not then exercisable, become immediately exercisable in full and the Option shall remain exercisable until the original Expiration Date of the Option. The Committee or its Delegate may, in its sole discretion, waive or modify the application of this Article 9 in the case of any individual Participant. This Article 9 applies only to Options; however the Committee may provide for similar treatment of other forms of Awards at the time that the Award is granted.

                         ARTICLE 10 -- NONASSIGNABILITY

     No award granted under the Plan shall be assigned or transferred by the Participant otherwise than by will or by the laws of descent and distribution, and such Award shall be exercisable, during the Participant's lifetime, only by the Participant.

                   ARTICLE 11 -- CHANGE IN CONTROL PROVISIONS

     Notwithstanding any other provision of the plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control any Options outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant and any Other Stock Unit Awards which are not then vested shall become vested and non-forfeitable to the full extent of the original grant.

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                      ARTICLE 12 -- RESERVATION OF SHARES

     The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of Shares that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of Shares shall relieve the Company of any liability in respect of the failure to issue or sell Shares as to which the requisite authority has not been obtained.

                              ARTICLE 13 -- TAXES

     The Company and any Subsidiary shall have the right to condition the grant or exercise of any Award on a Participant's payment of any applicable amounts required by a governmental agency to be withheld from payment to the Participant or paid or deducted by the Company or a Subsidiary in connection with an Award ("withholding tax"). The Company and any Subsidiary shall also have the right to deduct any withholding tax from a Participant's other compensation or to make any other arrangements to satisfy withholding tax obligations, including arrangements with one or more brokerage firms pursuant to cashless exercise procedures. The Company and any Subsidiary shall further have the right to deduct from any payment under an Award under the Plan or from a Participant's other compensation any tax or social insurance payment imposed on the Company or Subsidiary in connection with such Award.

           ARTICLE 14 -- EMPLOYEES BASED OUTSIDE OF THE UNITED STATES

     Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with the provisions of laws in other countries in which the Company and its Subsidiaries operate or have Employees, the Committee or its Delegate, in its sole discretion, shall have the power and authority to (1) determine which Employees that are subject to the tax laws of nations other than the United States are eligible to participate in the Plan, (2) modify the terms and conditions of any Awards granted to such Employees (including the grant of stock appreciation rights or some other comparable form of award ("Substitute Award") in lieu of Options, and (3) establish subplans, modified Option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable; provided, however, that the Committee may not grant such Awards that do not comply with the limitations of Article 3. The terms of this Plan applicable to Options shall apply with like effect to Other Stock Unit Awards and Substitute Awards to the extent legally permissible. A stock appreciation right is a right to receive in cash the amount by which the Fair Market Value of a Share on the exercise date exceeds the value specified in the terms of the grant. A stock appreciation right shall otherwise have the same terms and conditions as an Option granted under this Plan.

                  ARTICLE 15 -- RIGHTS TO CONTINUED EMPLOYMENT

     Neither this Plan nor any Award shall be construed as giving any person the right to be retained in the employ of the Company or any Subsidiary. No Employee or Participant shall have any claim to be granted any Award under the Plan or to include any Award or its value in any form of severance or similar pay, or in any benefit plan or program which by its terms does not specifically include the value of the Award. There is no obligation of uniformity of treatment of Employees or Participants under the Plan. This Plan is of limited duration and creates no ongoing obligation of the Company to provide any future benefit of similar nature or value.

                        ARTICLE 16 -- AMENDMENT OF PLAN

     The Board may amend the Plan at any time and from time to time. The Board may, at any time or from time to time, suspend or terminate this Plan in whole or in part.

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     No such amendment, suspension or termination of the Plan may, however, impair any Award granted prior to such amendment, suspension or termination, without the written consent of the affected Participant.

                           ARTICLE 17 -- TERM OF PLAN

     The Plan shall become effective as of October 1, 2000.

     The Plan shall terminate on October 1, 2007 or at such earlier date as may be determined by the Board of Directors. Termination of the Plan, however, shall not affect the rights of Participants under Awards previously granted to them, and all unexpired Awards shall continue in force and operation after termination of the Plan except as they may lapse or be terminated pursuant to this Plan.

                          ARTICLE 18 -- GOVERNING LAW

     The Plan, and the validity and construction of any Awards granted hereunder shall be governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Plan, as amended, to be executed on this 26th day of September, 2000.

For Avaya Inc.

By: /s/
    ----------------------------------
    Maryanne DiMarzo
    Vice President -- Human Resources

Attest: /s/
      --------------------------------
      Pamela Craven
      Vice President, General Counsel
        & Secretary

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